REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In planning and performing our audit of the financial statements of Towle Deep Value Fund
(the  Fund ), a series of Investment Managers
Series Trust, as of and for the year ended
September 30, 2016, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A
company s internal control over financial
reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted accounting
principles.   A company s internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company s annual or interim financial statements will not be prevented or detected on a timely basis.










Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund s internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of September 30, 2016.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Investment Managers Series Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 29, 2016


To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two